Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form 8-K of Heckmann Corporation, of our report dated April 29, 2008 (September 26, 2008 as to the effects of the restatement discussed in Note 16), relating to the consolidated balance sheet of China Water and Drinks Inc. and subsidiaries as of December 31, 2007 and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity and cash flows for the year then ended, and to the incorporation by reference of our report dated June 12, 2008 relating to the balance sheet of Guangzhou Grand Canyon Distilled Water Co., Ltd. as of December 31, 2007 and the related statements of operations and comprehensive income, changes in members’ equity and cash flows for the year then ended, which reports appear on pages F-25 and F-78, respectively, of Amendment No. 4 to the Registration Statement (Form S-4 No. 333-151670) of Heckmann Corporation filed with the Securities and Exchange Commission on October 1, 2008.

/s/ GHP Horwath, P.C.

Denver, Colorado

November 4, 2008